Exhibit 99.1

NEWS RELEASE

Global Crossing Airlines Reports

Full Year Revenues over 5 Months of Operations of US$14.3M

Finished 2021 with US$8.0M in Cash, Cash equivalents, and Restricted Cash

Significant highlights and milestones for the year include:

•

Obtained its US FAA Aircraft Operating Certificate as a US 121 Flag and Supplemental Carrier the “Certification”; Obtained its Certificate of Public Convenience and Necessity for Foreign Charter Air Transportation from the US DOT to Fly Internationally

•	Entered revenue service on August 7, 2021 with one Airbus A320 Aircraft; five additional were placed on the Certificate and into revenue service by December 31, 2021

•	Signed agreements for 9 Airbus A321 freighters

•	Additional three A320 passenger aircraft on top of the existing six A320 family passenger aircraft with world class lessors such as DAE, Alterna and Greenwich Highland

2022 Outlook

•	Q1 2022 revenue will exceed 2021 revenues

•	Expect full year 2022 revenue to exceed $90M with over half secured today under long term contracts

•	$161M in long term contracts and LOIs secured in Q1 for 2022 and beyond

•	Signed lease for 2 additional A321F aircraft

MIAMI, FLORIDA, March 31, 2022 – Global Crossing Airlines Group, Inc. (JET: NEO; JET.B: NEO; JETMF: OTCQB) (the “Company” or “GlobalX”) today reported financial results for its first year of revenue operations, including revenue of $14.3M and a net operating loss of $19.8M or ($0.43) per diluted share. Included in GlobalX’s operating results are an estimated $11.1M in expense related to pre-revenue operations during the year, as well as approximately $1.8M in non-recurring expenses. All dollar amounts in this press release are in United States dollars.

“We certified GlobalX as a US 121 Flag carrier during the pandemic, accomplishing this in 12 months,” said Ed Wegel, Chairman and CEO of GlobalX. “During our first year of operations which was from August to December, we operated 730 revenue flights, and approximately 1,700 block hours, for nearly two dozen customers.”

“I am very excited by the scope and scale of operations achieved since initiating revenue service. Besides successfully launching our ad-hoc charter business, we have flown for tour operators, college sports teams and fans, and established multiple long-running program charter and ACMI relationships. In short, we have been executing the business plan we laid out when we first started Global Crossing.”

Mr. Wegel further added: “Our focus remains on delivering exceptional customer value and while scaling the airline towards profitability. We continue to see increasing demand for our aircraft as well as our growing portfolio of customers and products.”

Full Year and Fourth Quarter Results

During 2021, GlobalX operated a total 1,679 block hours with revenues of $14.3M, both of which were zero in 2020. The net loss for the year was $19.8M, and GlobalX ended the year with $8.0M in cash, cash equivalents, and restricted cash. Operating losses during the year were driven by the investments necessary to achieve FAA certification, begin the process of scaling operations, and a limited number of aircraft. Across the 12 months of 2021, GlobalX operated an average of 1.2 aircraft for a total of 438 aircraft days available for sale.

During the fourth quarter of 2021, GlobalX operated 1,293 block hours with revenues of $11.2M, both of which were zero for the fourth quarter of 2020. This represents a 260% increase in revenue over Q3 2021. Operating losses for the quarter totaled $4.5M with an estimated $1.8M in expenses related to costs associated with training, aircraft acquisition, share compensation and S-1 filing. For the three months ending December 31, 2021, GlobalX operated an average of 3.8 aircraft for a total of 347 aircraft days for sale.

2022 Outlook

Looking forward we expect revenue in Q1 to exceed all revenue in 2021 and we expect to see and average of 30% sequential quarterly revenue growth through the rest of 2022 as we add additional aircraft and launch our cargo operations. Based on current contracts and projected aircraft delivery dates, we anticipate reaching profitability by Q3 2022.

Commenting on the results, Mr. Wegel stated: “We believe we have established a strong foundation for our airline, with a solid and highly experienced team of airline professionals, and we are well positioned to grow successfully throughout 2022 and into the future.”

As a reminder GlobalX will be hosting a Zoom Webinar to discuss 2021 results and the outlook for 2022 today at 2pm Eastern. Please go to the following website to register: https://us02web.zoom.us/webinar/register/WN__bNDgcKjTainuQWzhO6DKw

The foregoing guidance is based on management’s current views with respect to operating and market conditions and customer forecasts. Actual results may differ materially from what is provided here today as a result of, among other things, the factors described under “Forward-Looking Statements” below.

For full details of the 2021 financial results, Management’s discussion and analysis of financial results and consolidated financial statements and notes for the 12 months ended December 31, 2021, will be filed under the Company’s SEDAR profile at www.sedar.com. The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP).

About Global Crossing Airlines

GlobalX is a US 121 domestic flag and supplemental airline flying the Airbus A320 family aircraft. GlobalX flies as an ACMI and charter airline serving the US, Caribbean, and Latin American markets. For more information, please visit www.globalxair.com.

For more information, please contact:

Ryan Goepel, Chief Financial Officer

Email: ryan.goepel@globalxair.com

Tel: 786.751.8503

Cautionary Note Regarding Forward-Looking Information

This news release contains “forward-looking information” concerning anticipated developments and events that may occur in the future. Forward-looking information contained in this news release includes, but is not limited to, statements with respect to the Company’s intention to fly as an ACMI and wet lease charter airline, the Company’s aircraft fleet size, the destinations that the Company intends to service, the expected delivery timelines for aircraft, future demand for block hours, increases in flight activity and expected future revenues and profitability.

In certain cases, forward-looking information can be identified by the use of words such as “plans”, “expects” “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “ or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” suggesting future outcomes, or other expectations, beliefs, plans, objectives, assumptions, intentions or statements about future events or performance. Forward-looking information contained in this news release is based on certain factors and assumptions regarding, among other things, the receipt of financing to continue airline operations, the accuracy, reliability and success of GlobalX’s business model; the timely receipt of governmental approvals; the success of airline operations of GlobalX; the legislative and regulatory environments of the jurisdictions where GlobalX will carry on business or have operations; the Company has or will have sufficient aircraft to provide the service; the impact of competition and the competitive response to GlobalX’s business strategy; and the availability of aircraft. While the Company considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect.

Forward-looking information involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information. Such factors include risks related to, the ability to obtain financing at acceptable terms, the impact of general economic conditions, risks related to supply chain disruptions, failure to retain or obtain sufficient aircraft, domestic and international airline industry conditions, passenger demand being less than anticipated, the impact of the global uncertainty created by COVID-19, future relations with shareholders, volatility of fuel prices, increases in operating costs, terrorism, pandemics, natural disasters, currency fluctuations, interest rates, risks specific to the airline industry, the ability of management to implement GlobalX’s operational strategy, the ability to attract qualified management and staff, labour disputes, regulatory risks, including risks relating to the acquisition of the necessary licenses and permits; and the additional risks identified in the “Risk Factors” section of the Company’s reports and filings with applicable Canadian securities regulators. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking information. The forward-looking information is made as of the date of this news release. Except as required by applicable securities laws, the Company does not undertake any obligation to publicly update any forward-looking information.

GLOBAL CROSSING AIRLINES GROUP INC.

(FORMERLY “CANADA JETLINES LTD.”)

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31, 2021	DECEMBER 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$5,241,716	$523,690
Restricted cash	2,752,285	25,000
Accounts receivable, net of allowance	745,646	—
Prepaid expenses and other current assets	848,490	350,420
Current assets held for sale	—	11,400

	9,588,137	910,510
Property and equipment, net of accumulated depreciation of $36,122	618,883	422
Operating lease right-of-use assets	22,668,308	2,520,243
Deferred costs and other assets	6,198,338	3,740,037

	$39,073,666	$7,171,212

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,574,186	$1,226,861
Accrued liabilities	5,963,761	—
Due from related parties	197,558	232,027
Current portion of notes payable	1,573,000	392,700
Warrant liability	—	824,607
Current portion of long-term operating leases	3,393,497	605,397
Current liabilities held for sale	—	274,951

	14,702,002	3,556,543
Note payable	—	1,178,100
Long-term operating leases	20,042,343	1,914,846
Other liabilities	83,491	187,928
Deferred taxes	—	—
Non-current liabilities held for sale	—	31,416

	34,827,836	6,868,833

COMMITMENTS AND CONTINGENCIES
Shareholders’ Equity
Common stock—$.001 par value; 200,000,000 authorized; 51,237,876 and 28,938,060 issued and outstanding as of December 31, 2021 and 2020, respectively	51,237	28,938
Common stock subscribed	—	452,269
Additional paid-in capital	26,456,900	2,264,966
Retained deficit	(22,262,307)	(2,443,794)

	4,245,830	302,379

	$39,073,666	$7,171,212

GLOBAL CROSSING AIRLINES GROUP INC.

(FORMERLY “CANADA JETLINES LTD.”)

CONSOLIDATED STATEMENT OF OPERATIONS

	YEAR ENDED DECEMBER 31, 2021	YEAR ENDED DECEMBER 31, 2020
OPERATING REVENUES	$14,292,472	$—
OPERATING EXPENSES
Salaries, Wages, & Benefits	9,784,450	425,787
Aircraft Fuel	3,142,720	—
Maintenance, materials and repairs	832,609	—
Depreciation and amortization	34,289	125.00
Contracted ground and aviation services	3,336,782	—
Travel	961,258	24,781
Insurance	1,713,756	—
Aircraft Rent	4,149,871	—
Other	7,497,021	2,202,988

Total Operating Expenses	31,452,756	2,653,681
Loss from operations	(17,160,284)	(2,653,681)
Loss (Gain) on Warrant Valuation	2,650,772	(609,440)
Unrealized Loss (Gain) on Financial Instruments	154,120	—
Interest Income	(515)	18
Interest expense	31,558	(107)

Loss from continuing operations	(19,996,219)	(2,044,152)
Income from discontinued operations, including gain on disposal of $302,830 (Note 4)	177,706	—

Net loss before income taxes	$(19,818,513)	$(2,044,152)
Income tax expense (benefit)	—	—

Loss from continuing operations, net of taxes	(19,818,513)	(2,044,152)
Basic loss per share – continuing operations	$(0.43)	$(0.11)

Diluted loss per share – continuing operations	$(0.43)	$(0.11)

Basic earnings per share – discontinued operations	$0.00	$0.00

Diluted earnings per share – discontinued operations	$0.00	$0.00

Weighted average number of shares outstanding	46,185,089	19,169,244

Fully diluted shares outstanding	46,185,089	19,169,244

GLOBAL CROSSING AIRLINES GROUP INC.

(FORMERLY “CANADA JETLINES LTD.”)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEAR ENDED DECEMBER 31, 2021	YEAR ENDED DECEMBER 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss from continuing operations	$(19,996,219)	$(2,044,152)
Items not affecting cash:
Depreciation	34,289	125
Foreign exchange loss	228,206	142,529
Loss / (gain) on warrant revaluation	2,650,772	(609,440)
Decrease in operating lease right of use asset	1,154,477	—
Share-based payments	1,254,413	216,111
Non-cash working capital item changes:
Accounts receivable	(745,646)	—
Prepaid expenses and other current assets	(486,670)	(357,546)
Accounts payable	2,072,374	1,263,591
Accrued liabilities	5,963,761	—
Decrease in operating lease obligations	(386,945)	—

Net cash used in operating activities—continuing operations	(8,257,188)	(1,388,782)
Net cash provided by operating activities—discontinued operations	177,706	—

Net cash used in operating activities	(8,079,482)	(1,388,782)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from asset disposal	—	24,639
Purchases of property and equipment	(652,750)	—
Deferred costs and other assets	(2,684,307)	(705,000)

Net cash used in investing activities	(3,337,057)	(680,361)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments to related party	(34,469)	(64,110)
Other liabilities	(104,437)	187,928
Proceeds on issuance of units	19,032,172	2,462,599

Net cash provided by financing activities – continuing operations	18,893,266	2,586,417
Net cash (used in) provided by financing activities – discontinued operations	(31,416)	31,416

Net cash provided by financing activities	18,861,850	2,617,833

Net increase in cash	7,445,311	548,690
Cash, cash equivalents and restricted cash—beginning of the period	548,690	—

Cash, cash equivalents and restricted cash—end of the period	$7,994,001	$548,690

Cash paid for
Interest	$31,558	$18
Taxes	—	—
The following provides a reconciliation of cash, cash equivalents, and restricted cash to the amounts reported on the consolidated Balance Sheets:
Cash and cash equivalents	$5,241,716	$523,690
Restricted cash	2,752,285	25,000

	$7,994,001	$548,690